FOR IMMEDIATE RELEASE

CHINA BROADBAND, INC. ISSUES FACT SHEET HIGHLIGHTING STRATEGY TO
BECOME A LEADING CABLE BROADBAND OPERATOR IN CHINA BY 2008

BOULDER, Colo., April 17, 2007 - China Broadband, Inc. (APNA.PK), positioned to become a leading cable broadband operator in China’s massive market, invites investors to review the Company’s new two-page Investor Fact Sheet outlining its business strategy.

Focusing first on the coastal province of Shandong, China’s second largest regional economy, the Company plans to grow by leveraging its flagship operation, Jinan Jia He Broadband, the fifth largest cable broadband operator in China and the second largest broadband provider in Shandong’s capital city of Jinan.

The Company’s top managers have extensive international experience in building media ventures. Their professional biographies are presented in the Fact Sheet.

While China has the world’s largest cable TV system and is expected to become the world’s largest Internet market within the year, the cable broadband market, providing a single service for TV and Internet use, has only begun to grow.

China Broadband (CB) intends to take advantage of the government’s mandate to convert analog TV to digital TV in all major cities by 2008 and throughout the nation by 2015. CB plans to acquire local cable TV operators and bundle them with its cable broadband capacity to leverage the government-mandated digital TV roll-outs and capture market leadership in Shandong. After reaching economy of scale, the Company will look to neighboring provinces for further growth.

Clive Ng, Chairman of China Broadband, said, “This Investor Fact Sheet outlines our unique strategy to capitalize on cable network operators’ infrastructure and customer base. Our goal is to be one of China’s leading cable and cable broadband operators by 2009. We believe we can create strong revenue growth and profit margins that will support our expansion. The potential for cable broadband in China is immense, and we are well positioned as first movers to capture a significant share of this market.”

To view and download the China Broadband Investor Fact Sheet, please visit www.chinabroadband.tv and www.cfsg1.com.

About China Broadband

China Broadband is a vibrant new player in China’s burgeoning cable broadband market. The Company’s flagship operator is Jinan Jia He Broadband, the fifth largest broadband operator in China and the second largest broadband service provider in Shandong’s capital city of Jinan. A spin-off of Jinan Jia He Digital TV Co. Ltd., Jinan Jia He Broadband has a close equity bond with Jinan Cable Network, the cable monopoly in Jinan with 1.3 million cable TV subscribers. China Broadband became public in the United States in January 2007 through a reverse merger with a public shell company, Alpha Nutra (Nasdaq: APNA.PK). China Broadband continues to trade under the Alpha Nutra symbol while applying for a new trading symbol. It operates in China as a wholly owned foreign entity (WOFE).

Disclosure

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission

Consulting For Strategic Growth1, Ltd. (“CFSG1”) provides China Broadband, Inc. (“the Company”) with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG1 receives a fixed monthly fee for the duration of the agreement. Independent of CFSG1's receipt of cash or other compensation from the Company, CFSG1 may choose to purchase the common stock of the Company and thereafter sell those shares at any time it deems appropriate to do so. For more information, please visit www.cfsg1.com.

CONTACTS:
Stanley Wunderlich	Daniel Stepanek
CEO	EVP, Media
Consulting For Strategic Growth I	CFSG1
Tel: 1-800-625-2236	Tel: 212-896-1202
Fax: 1-212-337-8089	Fax: 212-697-0910
info@cfsg1.com	dstepanek@cfsg1.com
www.cfsg1.com